                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 7, 2002

                       Plains All American Pipeline, L.P.
                (Name of Registrant as specified in its charter)

          DELAWARE                             0-9808                        76-0582150
 (State or other jurisdiction          (Commission File Number)          (I.R.S. Employer
of incorporation or organization)                                        Identification No.)

                                 333 Clay Street
                              Houston, Texas 77002
                                 (713)646-4100
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                       N/A
       (Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure

          First Quarter Earnings

     Plains All American Pipeline, L.P. today reported net income before unusual or nonrecurring items and the impact of SFAS 133 of $17.2 million, or $0.38 per limited partner unit, for the first quarter of 2002 as compared to net income before unusual or nonrecurring items and the impact of SFAS 133 of $12.8 million, or $0.36 per limited partner unit, for the first quarter of 2001.

     Earnings before interest, taxes, depreciation, amortization and other noncash items ("EBITDA") for the first quarter of 2002 was $30.6 million, and cash flow from operations (net income plus noncash items) totaled $24.1 million. These amounts represent increases of 27% and 38%, respectively, over EBITDA of $24.1 million and cash flow of $17.5 million recorded for the first quarter of 2001. These EBITDA and cash flow comparisons exclude the impact of the unusual or nonrecurring items and the impact of SFAS 133.

     The following table reconciles the Partnership's reported net income to the Partnership's net income before unusual or nonrecurring items and the impact of SFAS 133:


Dollars in millions, except per unit amounts                               For the Period Ended
                                                                                 March 31,
                                                                          ----------------------
                                                                          2002            2001
                                                                          ----            ----

Reported net income                                                      $ 14.3          $ 13.0
  Per unit                                                               $ 0.31          $ 0.37
Noncash compensation expense                                                  -             0.1
Noncash cumulative effect of accounting change (1)                            -            (0.5)
Noncash SFAS 133 adjustment                                                 2.9             0.2
                                                                         ------          ------
Net income before unusual or nonrecurring items
  and the impact of SFAS 133                                             $ 17.2          $ 12.8
  Per unit                                                               $ 0.38          $ 0.36

--------------
     Notes:

     (1) Related to the adoption of SFAS 133 on January 1, 2001.


     Total gross margin for the first quarter of 2002 was $38.4 million as compared to $32.7 million for the first quarter of 2001. Gross margin from gathering, marketing, terminalling and storage was $19.8 million during the 2002 quarter as compared to $18.8 million during the 2001 quarter. Gross margin for both periods includes the impacts of the noncash SFAS 133 adjustments that are listed in the above table. Gross margin from pipeline activities was $18.6 million during the first quarter of 2002 as compared to $13.9 million in the comparable 2001 quarter.

     The Partnership's long-term debt at March 31, 2002, totaled $391.0 million as compared to $351.7 million at December 31, 2001. At March 31, 2002, the Partnership's long-term debt-to-total capitalization ratio was approximately 50%.

     The Partnership's weighted average units outstanding for the first quarter of 2002 totaled 43.3 million as compared to 34.4 million in last year's first quarter. At March 31, 2002, the Partnership had 43.3 million units outstanding.

     The Partnership is including in this report as Exhibit 99.1 a press release dated May 7, 2002. The financial summary tables attached to such press release are filed herewith. All other portions of the press release are furnished under
Item 9 below.

Item 7. Financial Statements and Exhibits

     (c) Exhibit 99.1 - Press Release dated May 7, 2002.


Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8K, the information presented under this Item 9 and the press release attached to this report as
Exhibit 99.1 (other than the financial summary tables attached thereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Year 2002 Estimates

     The Partnership provided its estimates for the year 2002 on Form 8-K on March 6, 2002. Management believes that the assumptions and overall estimates for EBITDA and Net Income contained within that filing remain reasonable based on information known to us as of May 6, 2002, excluding the effect of a pending acquisition with respect to which an 8-K was filed on May 6, 2002. Management intends to provide estimates for the remainder of the year that incorporate this acquisition within a reasonable time period following completion of this acquisition.

     Disclosure of Second Quarter 2002 Estimates

     The following table reflects the Partnership's current estimates of certain results for the second quarter of 2002. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Partnership's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof only based on information known to us as of May 6, 2002.

                        Operating And Financial Guidance
                       (in thousands except per unit data)


                                                          Quarter Ended
                                                          June 30, 2002
                                                      ---------------------
                                                         Low         High
                                                      --------     --------
Gross Margin:
Pipeline                                              $ 17,400     $ 17,800
Marketing, Gathering, Terminalling & Storage            22,300       23,200
                                                      --------     --------
Total Gross Margin                                      39,700       41,000
General & Administrative/Other Exp                      11,200       11,000
                                                        ------       ------
EBITDA*                                               $ 28,500     $ 30,000
Interest Exp                                             6,700        6,500
                                                      --------     --------
Cash Flow from Operations                               21,800       23,500
Depreciation & Amortization                              7,000        7,000
                                                      --------     --------
Net Income (Loss)                                     $ 14,800     $ 16,500
                                                      --------     --------
Net Income (Loss) to LP                               $ 13,793     $ 15,459
Units Outstanding                                       43,253       43,253
Earnings per Unit                                       $ 0.32       $ 0.36
                                                      --------     --------

--------------------
* EBITDA means Earnings Before Interest, Taxes, Depreciation, Amortization and other non-cash items

Notes and Assumptions:

1. The results provided do not include any assumptions or forecasts with respect to any potential gains or losses related to SFAS 133, "Accounting for Derivative Instruments and Hedging Activities".

2. Pipeline Gross Margin. Pipeline volume and tariff estimates are based on historical operating performance and our outlook for future performance. Actual results could vary materially depending on volumes produced by the operator of properties from which volumes are shipped. Average pipeline volumes are estimated to be approximately 485,000 barrels per day for the second quarter of 2002 with Outer Continental Shelf (OCS) volumes estimated to make up approximately 13% of these volumes or approximately 62,000 barrels per day. Revenues are forecast using these volume assumptions, current tariffs, and estimates of operating expenses, which management believes are reasonable. A 5,000 barrel per day variance in OCS volumes for the second quarter would have an approximate $800,000 effect on EBITDA.

3. Marketing and Transportation, Terminalling and Storage Gross Margin. Forecast volumes for Gathering & Marketing are approximately 480,000 barrels per day for the second quarter of

     2002, consistent with our current business. Revenues are forecast using these volume assumptions, estimated per barrel margins that assume a modest improvement over current crude oil market conditions, primarily beginning in June, and estimates of operating expenses, which management believes are reasonable.

4. General and Administrative Expense. G&A expense is forecast to be between $11.0 million and $11.2 million for the second quarter of 2002. This is based on current and projected staffing levels and office space requirements.

5. Interest Expense. Second quarter interest expense is forecast to be $6.5 to $6.7 million assuming an average debt balance of approximately $385 million and an average interest rate of approximately 6.9%, including our current interest rate hedges and commitment fees. The forecast is based on estimated cash flow, current distribution rates, planned capital projects, planned sales of surplus equipment, and forecast levels of inventory and other working capital sources and uses, all of which management believes are reasonable.

6. Depreciation & Amortization. Depreciation and Amortization is forecast based on recent historical amounts with forecast capital spending depreciated using a 10-year average useful life for maintenance capital and a 30-year average useful life for other capital expenditures.

7.   Units Outstanding. Our forecast is based on current units outstanding.

8. Net Income to limited partners (LP). The forecast is based on the current annual distribution rate of $2.10 per unit. The amount of net income allocated to our limited partnership interests is 98% of the total partnership net income less the amount of the general partner's incentive distribution. Based on a $2.10 annual distribution level and the current units outstanding, the general partner's incentive distribution is forecast to be approximately $2.9 million annually.

9. Capital Expenditures. Total capital expenditures are assumed to be $9.7 million for the second quarter of 2002. Of these amounts, expansion capital is estimated to be $8.5 million during the quarter. Expansion capital estimates include approximately $6.3 million for Cushing Expansion Projects (Phases II & III). Maintenance capital is estimated to be $1.25 million.

10. Although acquisitions comprise a key element of our growth strategy, these results and estimates do not include any assumptions or forecasts with respect to the interests to be acquired from Shell as disclosed in our report on Form 8-K filed on May 6, 2002, nor any other acquisitions that may be made after the date hereof.

 Forward-Looking Statements And Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

..    Abrupt or severe production declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline;

..    the availability of adequate supplies of and demand for crude oil in the areas in which we operate;

..    the effects of competition;

..    the success of our risk management activities;

..    successful integration and future performance of acquired assets;

..    our ability to receive credit on satisfactory terms;

..    shortages or cost increases of power supplies, materials or labor;

..    weather interference with business operations or project construction

..    the impact of current and future laws and governmental regulations;

..    environmental liabilities that are not covered by an indemnity or insurance;

..    fluctuations in the debt and equity markets; and

..    general economic, market or business conditions.


     The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Partnership's filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PLAINS ALL AMERICAN PIPELINE, L.P.

Date: May 7, 2002           By: Plains AAP, L.P., its general partner

                            By: Plains All American GP LLC, its general partner

                            By:    /s/ Phil Kramer
                               -----------------------------------------------
                            Name:  Phil Kramer
                            Title: Executive Vice President and Chief Financial
                                   Officer

                                  EXHIBIT INDEX

Exhibit
Number                Description
--------              -----------------
99.1                  Press Release dated May 7, 2002